                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF RENAISSANCE LEARNING, INC.
                              (As of March 1, 2004)

Name                                                        Jurisdiction of Organization
--------------------------------------------------          ----------------------------
Renaissance Learning Australia Proprietary Limited          Australia
Advantage Learning Systems India Private Limited            India
Renaissance Learning of Canada Co.                          Nova Scotia, Canada
Renaissance Learning UK Limited                             United Kingdom
Athena Holdings LLC                                         Wisconsin
Generation21 Learning Systems, LLC                          Wisconsin
Renaissance Corporate Services, Inc.                        Washington
RL Investments, Inc.                                        Nevada
RL Asset Management, Inc.                                   Nevada